Exhibit 99.6

Joint Filing Agreement

Pursuant to Rule 13d-l(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them.

Date: May 8, 2012

RONALD S. LAUDER

By	/s/ Ronald S. Lauder

RSL SAVANNAH LLC

By	/s/ Ronald S. Lauder
Name: Ronald S. Lauder
Title: Sole Member